UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 9, 2009

HICKS ACQUISITION COMPANY I, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33704	20-8521842
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

100 Crescent Court, Suite 1200
Dallas, TX	75201
(Address of principal	(Zip code)
executive offices)
(214) 615-2300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into Material Definitive Agreement.
     On September 15, 2009, Hicks Acquisition Company I, Inc., a Delaware corporation (the “Company”), announced the execution of a Letter Agreement, dated September 9, 2009, by and among the Company, Resolute Holdings Sub, LLC (“Seller”), Resolute Energy Corporation, a wholly-owned subsidiary of Seller (“Resolute”), Resolute Subsidiary Corporation, Resolute Aneth, LLC, Resolute Holdings, LLC, HH-HACI, L.P. (the “Founder”), William H. Cunningham, William A. Montgomery, Brian Mulroney, and William F. Quinn (the “Letter Agreement”). The Letter Agreement amends that certain Purchase and IPO Reorganization Agreement, dated as of August 2, 2009 (the “Acquisition Agreement”), by and among the Company, Seller, Resolute, Resolute Subsidiary Corporation, Resolute Aneth, LLC, Resolute Holdings, LLC and the Founder, pursuant to which the Company’s stockholders will acquire a majority of the outstanding shares of capital stock of Resolute (the “Acquisition”). The full text of the Acquisition Agreement is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2009 and incorporated herein by reference.
     The Letter Agreement provides that if the Company obtains stockholder approval for the Acquisition and the related amendments of its certificate of incorporation by September 28, 2009, then neither the Company nor Seller shall exercise its rights to terminate the Acquisition Agreement under Section 9.1(a)(iv) of the Acquisition Agreement unless the Acquisition has not closed by October 6, 2009. The Letter Agreement also reallocates certain forfeited shares and warrants and certain restricted earnout shares amongst the Founder, Mr. Cunningham, Mr. Montgomery, Mr. Mulroney, and Mr. Quinn.
     The Letter Agreement attached as Exhibit 2.1 hereto is incorporated herein by reference. The foregoing description of the Letter Agreement, the Acquisition Agreement, and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to such document.

Item 8.01	Other Events.
     On September 15, 2009, the Company announced that the Registration Statement on Form S-4 filed by Resolute relating to the Acquisition, as amended by Amendment No. 4 thereto (the “Registration Statement”) was declared effective by the SEC on September 14, 2009. The Company’s proxy statement, included as part of the Registration Statement, is in the process of being mailed to the Company’s stockholders and warrantholders as of the applicable record dates.
     On September 15, 2009, the Company announced the postponement of the Company’s special meetings of warrantholders and stockholders that were scheduled to be held on September 22, 2009. The special meeting of warrantholders will be held at 10:00 a.m., Central Daylight time, on September 24, 2009, at the offices of Akin Gump Strauss Hauer & Feld, LLP, 1700 Pacific Avenue, 39th Floor, Dallas, Texas, 75201, to be immediately followed by the special meeting of stockholders at 10:30 a.m., Central Daylight time at the same location. The special meetings were postponed in order to provide the Company’s warrantholders and stockholders additional time to review proxy materials.
     In connection with a closing of the Acquisition, it is intended that a Form 25 would be filed with the SEC in order to delist the Company’s securities from NYSE Amex and under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, in connection with any closing, the Company would expect to file a Form 15 with the SEC to suspend any of its remaining reporting obligations under the Exchange Act. Resolute is applying to list the common stock and warrants that the Company’s securities would convert into upon any closing of the Acquisition on the New York Stock Exchange.
     On September 15, 2009, the Company issued a press release with respect to it entering into the Letter Agreement, the effectiveness of the Registration Statement, the postponement of its special meetings of warrantholders and stockholders, and the intention to file a Form 25. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Exhibit
2.1*
Letter Agreement, dated September 9, 2009, by and among Hicks Acquisition Company I, Inc., Resolute Energy Corporation, Resolute Subsidiary Corporation, Resolute Aneth, LLC, Resolute Holdings, LLC, Resolute Holdings Sub, LLC, HH-HACI, L.P., William H. Cunningham, William A. Montgomery, Brian Mulroney, and William F. Quinn.

99.1*	Press Release, dated September 15, 2009.

*	Filed herewith.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 15, 2009	Hicks Acquisition Company I, Inc.
	By:	/s/ Joseph B. Armes
Joseph B. Armes
President, Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit
2.1*
Letter Agreement, dated September 9, 2009, by and among Hicks Acquisition Company I, Inc., Resolute Energy Corporation, Resolute Subsidiary Corporation, Resolute Aneth, LLC, Resolute Holdings, LLC, Resolute Holdings Sub, LLC, HH-HACI, L.P., William H. Cunningham, William A. Montgomery, Brian Mulroney, and William F. Quinn.

99.1*	Press Release, dated September 15, 2009.

*	Filed herewith.